UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Offering

On August 2, 2019, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Vidhyadhar Mitta, a director of the Company (the “Lender”), for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000 (the “Note”). The Note is convertible, in whole or in part, into shares of the Company’s Common Stock, at any time at a rate of $0.08 per share with fractions rounded up to the nearest whole share, unless paid in cash at the Company’s election. The Note bears interest at a rate of 12% per annum and interest payments will be made on a quarterly basis. The Note matures August 2, 2021. On August 2, 2019, the first closing of the Note occurred pursuant to which the Company received $75,000 (the “First Closing”). The second and third closings will occur 30 and 60 days from the First Closing and the Company will receive an additional $25,000 in each subsequent closing.

The Note is governed by the SPA and is secured by all the assets of the Company (but is not a senior secured note) pursuant to the Security Agreement. In addition to the issuance of the Note, the Company issued to the Lender warrants to purchase one share of the Company’s Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the funds received in the First Closing (the “Warrants”). Each Warrant is immediately exercisable at $0.12 per share and expires on August 2, 2024.

The Note, SPA, Security Agreement, and the Warrant Agreement are attached hereto as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively.

Advisory Agreement

On August 7, 2019, the Company entered into an Advisory Agreement (the “Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Advisor”) pursuant to which the Company will pay to the Advisor an aggregate $25,000 in exchange for services related to a Business Combination with a Target (as defined in the Agreement). The term of the Agreement is for one year and the Agreement may be extended upon mutual consent of the parties thereto. The Agreement is attached hereto as Exhibit 99.5.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 hereto is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Securities Purchase Agreement with Vidhyadhar Mitta dated August 2, 2019
99.2	12% Convertible Secured Note with Vidhyadhar Mitta dated August 2, 2019
99.3	Security Agreement with Vidhyadhar Mitta dated August 2, 2019
99.4	Warrant Agreement with Vidhyadhar Mitta dated August 2, 2019
99.5	Advisory Agreement with ThinkEquity dated August 7, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: August 8, 2019	By:	/s/ Cliff L. Emmons
Cliff L. Emmons, Chief Executive Officer

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